Exhibit 1.1
[9,100,000] Shares
CRYSTAL RIVER CAPITAL, INC.
Common Stock
($0.001 Par Value)
UNDERWRITING AGREEMENT
July [ ], 2006
Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
As Representatives of the
     Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     Crystal River Capital, Inc., a Maryland corporation (the “Company”), and certain stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [9,100,000] shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), of which [8,071,900] shares will be sold by the Company and [1,028,100] shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the “Sellers.” The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,365,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.
     As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company, Hyperion Brookfield Crystal River Capital Advisors, LLC (the “Manager”) and the Selling Stockholders hereby agree with the Underwriters as follows:
     1. Representations and Warranties of the Company, the Manager and the Selling Stockholders.
          (a) The Company and the Manager, jointly and severally, represent and warrant to each of the Underwriters as follows:
               (i) A registration statement on Form S-11 (File No. 333-130256) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised at the time of effectiveness, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and Rule 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”
               (ii) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) [and the information included on Schedule III hereto], all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company and the Manager make no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means ___[a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
     “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
     “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule IV to this Agreement.
     “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
     If, subsequent to the date of this Agreement, the Company or the Underwriters have determined that the General Disclosure Package or any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then “General Disclosure Package” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.
               (iii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto does not contain, and will not contain, any untrue statement of a material fact and does not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto does not contain, and will not contain, any untrue statement of a material fact; and does not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Manager make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
               (iv) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives that it is necessary to amend or supplement the General Disclosure Package in accordance with Section 4(a)(viii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.
               (v) Neither the Company nor any of its affiliates has, directly or indirectly, distributed or will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
               (vi) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
               (vii) The Company is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease or operate its assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares); the Manager is a limited liability company duly organized and validly existing and in good standing under the laws of its state of organization with full power and authority to own, lease or operate its assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
               (viii) Each of the subsidiaries of the Company listed in Schedule V hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease or operate its assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The outstanding shares of capital stock of each of the Subsidiaries (other than the Subsidiaries organized as limited liability companies) have been duly authorized and validly issued, are fully paid and non-

assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; the outstanding interests of each of the Subsidiaries that are organized as a limited liability company have been duly authorized and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
               (ix) Each of the Company, the Subsidiaries and the Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns, leases or operates its assets or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could either (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, results of operations (as described in the Registration Statement, the General Disclosure Package and the Prospectus), assets or prospects of the Company or the Manager, as applicable, and each of their respective subsidiaries, if any, taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).
               (x) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued, delivered and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.
               (xi) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. The capital stock of the Company, including the Shares, and the Amended and Restated Management Agreement, dated July 11, 2006, between the Company and the Manager (the “Management Agreement”), conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. The form of certificates used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Company’s organizational documents and has been duly authorized and approved by the directors of the Company.

               (xii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedule as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedule have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial data included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934 (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.
               (xiii) Ernst & Young LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
               (xiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and the Subsidiaries maintains a system of internal and financial accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (xv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Manager or any of the Subsidiaries is aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

               (xvi) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange (the “NYSE”) thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.
               (xvii) There are no actions, suits, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Manager, threatened against the Company, any of the Subsidiaries or the Manager, or any of their respective assets or, to the knowledge of the Company or the Manager, pending or threatened against their respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (xviii) The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; any real property or personal property held under lease by the Company or any of the Subsidiaries is held under a lease which is valid, binding and enforceable against the Company or such Subsidiary, as applicable, and, to the Company’s and the Manager’s knowledge, the other party thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or exceptions that are not, individually or in the aggregate, material to the Company or such Subsidiary and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company or such Subsidiary.
               (xix) To the extent applicable, each of the Company, the Subsidiaries and the Manager owns or possesses such licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to entitle each of the Company, the Subsidiaries and the Manager, as applicable, to conduct its business, and none of the Company, the Subsidiaries and the Manager has violated or received written notice of any infringement of or conflict with (and none of the Company, the Subsidiaries or the Manager knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no outstanding options, licenses or agreements of any kind relating to the Intangibles of the Company, any of the Subsidiaries or the Manager that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that are not described in all material respects. None of the Company, the Subsidiaries or the Manager knows of any infringement by others of the Intangibles owned by or licensed to the Company, any of the Subsidiaries or the Manager, as applicable.
               (xx) Each of the Company, the Subsidiaries and the Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (xxi) None of the Company, the Subsidiaries or the Manager has violated, received notice of or knows of any violation by the Company, such Subsidiary or the Manager with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees performing services for the Company, any Subsidiary or the Manager, nor any applicable federal or state wages and hours law, the violation of any of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (xxii) None of the Company, the Subsidiaries, the Manager or any officer or director (or any officer or director nominee) purporting to act on behalf of the Company, any Subsidiary or the Manager has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (iii) engaged in any transactions, maintained any Company, Subsidiary or Manager bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, such Subsidiary or the Manager, as applicable.
               (xxiii) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them.
               (xxiv) None of the Company, the Subsidiaries or the Manager is or will be (i) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its organizational documents, (ii) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its assets may be bound or affected, or (iii) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, such Subsidiary or the Manager, as the case may be, except, in the case of clauses (ii) and (iii) only, for breaches, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of this Agreement by the parties hereto and the Management Agreement, the Sub-Advisory Agreement, dated July 10, 2006, among the Company, Brookfield Crystal River Capital L.P. (the “Brookfield Sub-Advisor”) and the Manager (the “Brookfield Sub-Advisory Agreement”) and the Sub-Advisory Agreement, dated March 15, 2005, among the Company, Ranieri & Co., Inc. (the “Ranieri Sub-Advisor” and, together with the Brookfield Sub-Advisor, the “Sub-Advisors”) and the Manager (the “Ranieri Sub-Advisory Agreement” and, together with the Brookfield Sub-Advisory Agreement, the “Sub-Advisory Agreements”) by the Company and the Manager, respectively, the issuance, sale and delivery of the Shares by the Company and the sale and delivery of the Shares by the Selling Stockholders, the consummation of the transactions contemplated hereby by the parties hereto and the transactions contemplated by the Management Agreement and the Sub-Advisory Agreements by the Company and the Manager, respectively, and compliance by the Company and the Manager with the terms and provisions hereunder and thereunder did not and will not, as applicable, conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Company’s, the Subsidiaries’ or the Manager’s respective organizational documents, (ii) any of the Company’s, the Subsidiaries’, the Manager’s and, to the best of their respective knowledge, any of their respective controlled affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such entity is a party or by which it or its assets may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, any of the Subsidiaries or the Manager except, in the case of clauses (ii) and (iii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (xxv) This Agreement has been duly authorized, executed and delivered by the Company and the Manager and, assuming due authorization, execution and delivery of this Agreement by the Underwriters, is a legal, valid and binding agreement of the Company and the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof. Each of the Management Agreement and the Sub-Advisory Agreements has been duly authorized, executed and delivered by the Company and the Manager and constitutes a legal, valid and binding agreement of the Company and the Manager, enforceable against the Company and the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
               (xxvi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Manager of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
               (xxvii) Each of the Company, the Subsidiaries and the Manager has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, permits, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, permits, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus except, in each case, where the failure to obtain any such license, permits, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company, the Subsidiaries and the Manager is not in violation of, or in default under, any of its obligations under any such license, permits, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to it except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (xxviii) The Registration Statement, the General Disclosure Package and the Prospectus contain summaries, which are complete and accurate in all material respects, of all material contracts, agreements, instruments and other documents, if any, of the Company and the Subsidiaries that are required to be described in the Registration Statement, General Disclosure Package and Prospectus, and the copies of all such contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto.
               (xxix) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or other), business, results of operations, assets or prospects of the Company and the Subsidiaries taken as a whole or the Manager, whether or not occurring in the ordinary course of business; there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries, other than as a result of borrowings made by the Company under its borrowing facilities, including credit facilities and repurchase arrangements under master repurchase facilities; and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.
               (xxx) Since the dates of its formation, no event has occurred with respect to the Manager that would impede the performance of its obligations under the Management Agreement or the Sub-Advisory Agreements.
               (xxxi) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such terms under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.
               (xxxii) The Company intends to conduct its affairs in such a manner so as not to have the Company or any of its Subsidiaries become required to register as an investment company under the 1940 Act;
               (xxxiii) Neither the Company nor any of its directors, officers, representatives or affiliates has taken or will take, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
               (xxxiv) The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.
               (xxxv) None of the Company, the Subsidiaries or the Manager has taken any action, nor have any other steps been taken or have any legal proceedings been commenced, nor to the knowledge of the Company or the Manager, threatened, against the Company, any of the Subsidiaries or the Manager, for the winding up, liquidation or dissolution of the Company, any of the Subsidiaries or the Manager.
               (xxxvi) The board of directors of the Company has determined that each of the directors of the Company described as an “Independent Director” in the Registration Statement, the General Disclosure Package and Prospectus satisfies the independence standards established by the Commission and the NYSE.
               (xxxvii) The Company’s investment guidelines and operating policies described in the Registration Statement, the General Disclosure Package and Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such guidelines or policies is currently contemplated.
               (xxxviii) No one has been authorized by the Company, the Subsidiaries or the Manager to make any representations regarding the offer and sale of the Shares, or regarding the

Company in connection therewith, except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus or any related marketing materials developed jointly and approved by the Company and the Underwriters.
               (xxxix) Since its inception, the Company has been organized and has been operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and the Company’s proposed method of operation (as described in the Registration Statement, the General Disclosure Package and Prospectus) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements in the Registration Statement, the General Disclosure Package and Prospectus regarding the Company’s qualification and taxation as a REIT are true, complete and correct in all material respects.
               (xl) The statements set forth under the caption “Federal Income Tax Consequences of Our Qualification as a REIT” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
               (xli) The Company and each of the Subsidiaries have filed on a timely basis all material tax returns required to be filed through the date hereof and any such returns are correct and complete, and the Company and the Subsidiaries have paid or caused to be paid all taxes shown as due thereon. No tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency that could reasonably be expected to be asserted against it. All tax liabilities of the Company and the Subsidiaries are adequately provided for on the consolidated books of the Company in accordance with GAAP.
               (xlii) The Company, the Manager and their respective subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company and the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged.
               (xliii) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and the applicable employee benefits provisions of the Code; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (xliv) Each of the Company and the Subsidiaries is in compliance, in all material respects, with applicable Environmental Laws (as defined below) and are in compliance, in all material respects, with the material terms of any required permits, licenses, authorizations and approvals required under, applicable Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect; there are no past or present or, to the Company’s or Manager’s knowledge, reasonably anticipated material future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of the Subsidiaries under, or to interfere with or prevent compliance by the Company or any of the Subsidiaries with, applicable Environmental Laws; except as would not reasonably be expected to have a Material Adverse Effect, and except that no representation is made with respect to any property underlying loans originated by the Company or any of the Subsidiaries, other than properties on which the Company or any of the Subsidiaries has foreclosed and currently holds as an asset, none of the Company or the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any applicable Environmental Law or any actual or alleged release or, to the knowledge of the Company or the Manager, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
               (xlv) The assets of the Company and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
               (xlvi) Any certificate signed by any officer of the Company, any of the Subsidiaries or the Manager delivered pursuant to this Agreement to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Manager, as applicable, to each Underwriter as to the matters covered thereby.
               (xlvii) There are no related party transactions involving the Company, any of the Subsidiaries or any other person, and no relationship, direct or indirect, exists between or among any of the Company or the Subsidiaries or any affiliate of the Company or any Subsidiary, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which are not described as required.

               (xlviii) To the Company’s and the Manager’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.
               (xlix) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
               (l) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s or the Manager’s knowledge, threatened.
               (li) None of the Company, the Subsidiaries or, to the knowledge of the Company and the Manager, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (lii) The Manager is not prohibited by any applicable law or regulation, including without limitation the 1940 Act and the rules and regulations thereunder, from acting under the Management Agreement and the Sub-Advisory Agreements as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.
               (liii) The information contained in the Registration Statement, the General Disclosure Package and the Prospectus describing the business, affairs and financial condition, as applicable, of each of the Manager and the Sub-Advisors was obtained from sources believed to be reliable and accurate.
               (liv) The Shares have been approved for listing subject to notice of issuance on the NYSE.
               (b) Each of the Selling Stockholders severally represents and warrants to each of the Underwriters as follows:
               (i) Such Selling Stockholder now is and at the Closing Date (as such date is hereinafter defined) will be the sole legal, record and beneficial owner of the Firm Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and will have full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Firm Shares in the name of Cede or such other nominee, and the crediting of such Firm Shares on the records of DTC to “securities accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Firm Shares), (i) the Underwriters will, under Section 8-501 of the UCC, acquire valid “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Firm Shares and (ii) no action based on an “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to the “financial asset” (as defined in Section 8-102(a)(9) of the UCC) consisting of such Firm Shares deposited with or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted successfully against the Underwriters.
               (ii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
               (iii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and the Custody Agreement referred to below and to perform its obligations under such Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to, the organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.
               (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

               (v) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company and the Manager contained herein or the information contained in the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Stockholder has no reason to believe that the representations and warranties of the Company and the Manager contained in this Section 1 are not true and correct, is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The information pertaining to such Selling Stockholder under the caption “Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is complete and accurate in all material respects.
               (vi) No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Firm Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.
               (vii) There are no affiliations or associations between any member of the NASD and such Selling Stockholder or any affiliate of such Selling Stockholder, except as set forth in the Registration Statement.
     2. Purchase, Sale and Delivery of the Firm Shares.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $___[net price] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.
          (b) American Stock Transfer & Trust Company will act as custodian (the “Custodian”) of the Firm Shares to be sold by the Selling Stockholders pursuant to the Custody Agreement executed by each of the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Shares subject to the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Firm Shares subject to the Custody Agreements against delivery of such Firm Shares.
          (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of DTC at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” The parties hereto acknowledge and agree that the Shares shall be delivered and maintained in book-entry only form. (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)
          (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of DTC.

          (e) If on the Closing Date, any Selling Stockholder fails to sell the Firm Shares which such Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares which such Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.
     3. Offering by the Underwriters.
          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
     4. Covenants of the Company, the manager and the Selling Stockholders.
          (a) The Company and the Manager, for so long as the Manager is the manager of the Company under the Management Agreement, hereby jointly and severally covenant and agree with the several Underwriters as follows:
               (i) to (i) prepare and timely file with the Commission under Rule 424(b), without reliance on Rule 424(b)(8) under the Act, a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations;
               (ii) to (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule IV hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such

Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company and the Manager will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
               (iii) not to prepare any Issuer Free Writing Prospectus that, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, will include any information that will conflict with the information contained in the Registration Statement or the Prospectus, and any Preliminary Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified;
               (iv) to advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company and the Manager will use their best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued;
               (v) to cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company and the Manager will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares;
               (vi) to deliver to, or upon the order of, the Representatives, from time to time, (i) as many copies of any Preliminary Prospectus as the Representatives may reasonably request, and (ii) as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request; to deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request; to deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and to deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request;
               (vii) to comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;
               (viii) if the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law;
               (ix) to make generally available to the Company’s security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and to advise you in writing when such statement has been so made available;
               (x) prior to the Closing Date, to furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus;
               (xi) no offering, sale, short sale, contract to sell or other disposition or entry into any transaction that is designed to, or could be expected to, result in the disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. (“DBSI”). The foregoing sentence shall not apply to the issuances of shares of restricted stock, stock options and other awards and the issuance of shares underlying such awards under the Company’s 2005 Long-Term Incentive Plan (the “Incentive Plan”), as described in the Registration Statement, the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless DBSI waives, in writing, such extension;
               (xii) to use their best efforts to effect and maintain the listing of the Shares on the NYSE;
               (xiii) to take all necessary actions to ensure that the Company will be in compliance with (i) all applicable provisions of the Sarbanes-Oxley Act that are then in effect and shall take such steps as are necessary to ensure that the Company will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions and (ii) the requirements of the NYSE’s Listed Company Manual;
               (xiv) to take all necessary actions to ensure that each of the Company and the Subsidiaries will maintain a system of internal and financial accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
               (xv) to apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act;
               (xvi) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;
               (xvii) not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company;
               (xviii) unless and until the Company’s board of directors has determined otherwise, to conduct the Company’s operations in a manner that will enable the Company to meet, for the taxable year ending December 31, 2006 and thereafter, the requirements for qualification and taxation as a REIT under the Code;

               (xix) to furnish to the Underwriters for a period of two (2) years from the Closing Date (i) copies of all annual, quarterly and current reports of the Company (if such reports are not available to the public electronically on the Commission’s website) and (ii) such other material reports and documents of the Company as the Underwriters may reasonably request; provided, however, that there will be no obligation under clause (ii) for so long as the Company is subject to Sections 13 or 15(d) of the Exchange Act;
               (xx) to make all necessary filings required under any federal, state, local or foreign law, regulation or rule and obtain and maintain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct the Company’s proposed business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except when the failure to make a necessary filing or to maintain a license, authorization, consent or approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
               (xxi) to use commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Shares to be eligible for clearance and settlement through DTC.
          (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters that:
               (i) No offering, sale, short sale, contract to sell or other disposition or entry into any transaction that is designed to, or could be expected to, result in the disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock owned by the Selling Stockholder (or agreement for such) or request for the registration of the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of DBSI. Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 60-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless DBSI waives, in writing, such extension.
               (ii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed U.S. Internal Revenue Service Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

               (iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
               (iv) Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.
               (v) During the Prospectus Delivery Period, such Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.
     5. Costs and Expenses.
               The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and one counsel for the Selling Stockholders to review the Registration Statement; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Underwriters’ selling memorandum, the Underwriters’ invitation letter, the listing application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the NYSE; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii); the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws; the expenses incurred in connection with the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters; the fees and expenses of any transfer agent or registrar for the Shares; any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, including the cost of any aircraft chartered in connection with attending or hosting such meetings.
               To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. The Sellers shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.
     6. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company, the Manager and the Selling Stockholders contained herein, and to the performance by the Company, the Manager and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, the Manager or the Selling Stockholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.
          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion and letter of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company and the Manager, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance satisfactory to the Underwriters, in substantially the forms attached hereto as Exhibit B.
          (c) The Representatives shall have received on the Closing Date, the opinion of Dechert LLP, counsel for certain of the Selling Stockholders named therein, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance satisfactory to the Underwriters, in substantially the form attached hereto as Exhibit C.

          (d) The Representatives shall have received on the Closing Date, the opinions of counsel for certain of the Selling Stockholders named in Exhibit D hereto, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance satisfactory to the Underwriters, in substantially the form attached hereto as Exhibit D.
          (e) The Representatives shall have received on the Closing Date, the opinions of counsel for certain of the Selling Stockholders named in Exhibit E hereto, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance satisfactory to the Underwriters, in substantially the form attached hereto as Exhibit E.
          (f) The Representatives shall have received on the Closing Date, certificates from the Selling Stockholders who are natural persons or who hold Firm Shares through IRA accounts in an individual or joint capacity and from the Selling Stockholders named in Exhibit D hereto, dated the Closing Date, and in form and substance satisfactory to the Underwriters, in substantially the form attached hereto as Exhibit F.
          (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Venable LLP, special Maryland counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance satisfactory to the Underwriters, in substantially the form attached hereto as Exhibit G.
          (h) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company as to certain tax matters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance satisfactory to the Underwriters, in substantially the form attached hereto as Exhibit H.
          (i) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
          (j) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
          (k) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of each of the Company and the Manager to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
               (ii) The representations and warranties of the Company and the Manager contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, as if made on the Closing Date or the Option Closing Date, as the case may be;
               (iii) All filings required to have been made pursuant to Rules 424, 430A or 433 under the Act have been made as and when required by such rules;
               (iv) The Company or the Manager, as the case may be, has complied with all covenants and agreements and satisfied all conditions to be performed or satisfied by it under this Agreement at or prior to the Closing Date or the Option Closing Date, as the case may be;
               (v) He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (vi) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

               (vii) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
               (viii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, assets, results of operations, condition (financial or other) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
          (l) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Financial Officer of each of the Company and the Manager certifying the accuracy of certain information contained in the Registration Statement, the General Disclosure Package and the Prospectus as of the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.
          (m) The Representatives shall have received on the Closing Date, a certificate signed by the attorney-in-fact on behalf of the Selling Stockholders to the effect that, as of the Closing Date, each of them severally represents as follows:
               (i) The representations and warranties of such Selling Stockholder contained in Section 1 hereof are true and correct as of the Closing Date; and
               (ii) Such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.
          (n) On or prior to the date hereof, the Selling Stockholders shall have furnished for review by the Representatives executed copies of the Power of Attorney and Custody Agreement.
          (o) The Company, the Manager and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.
          (p) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          (q) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the NYSE.

          (r) Each of the persons set forth on Schedule VI shall have furnished to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”), and such Lockup Agreements shall be in full force and effect.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
          In such event, the Selling Stockholders, the Company, the Manager and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     7. Conditions of the Obligations of the Sellers.
          The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) The Company agrees:
     (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and
     (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
          (b) The Manager agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to (i) any inaccuracy in the representations and warranties of the Manager contained herein and (ii) any failure of the Manager to perform its obligations hereunder. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Manager may otherwise have.
          (c) The Selling Stockholders agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above. This indemnity obligation will be in addition to any liability which the Company may otherwise have.
          (d) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
          (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b), (c) or (d) shall be available to any party who shall fail to give notice as provided in this Section 8(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b), (c) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (c) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(d). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
          (f) To the extent the indemnification provided for in this Section 8 is otherwise applicable by its terms but is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Manager and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Manager and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Manager and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Manager and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Manager or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company, the Manager, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section (g), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such

Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(g) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (g) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company, the Manager and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, or to the Manager, its directors or officers, or any person controlling the Manager, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. Default by Underwriters.
          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to DBSI, 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Syndicate Manager, with a copy to DBSI, 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company or the Manager, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281, Attention: General Counsel, with a copy to Paul, Hastings Janofsky & Walker LLP, Park Avenue Tower, 75 E. 55th Street, First Floor, New York, New York 10022, Attention: Michael L. Zuppone; if to the Selling Stockholders, to Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010, Attention: Daniel Kim, Attorney-in-Fact for the Selling Stockholders.
     11. Termination.
          This Agreement may be terminated by you by notice to the Sellers (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the business, assets, results of operations, condition (financial or other) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s common stock by the NYSE, the Commission, or any other governmental authority or, (viii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere or the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States; or
          (b) as provided in Sections 6 and 9 of this Agreement.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Manager and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by Underwriters.
          The Company, the Manager, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus consists of the information set forth in the [third and twelfth] paragraphs under the caption “Underwriting” in the Prospectus.
     14. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or any Selling Stockholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.
          Each of the Company, the Manager and the Selling Stockholders acknowledges and agrees that each Underwriter in providing investment banking services, if any, to the Company, the Manager and the Selling Stockholders in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company, the Manager and the Selling Stockholders do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, no Underwriter is advising the Company, the Manager or the Selling Stockholders or any other person as to any legal tax, investment, accounting or regulatory matters in any jurisdiction.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Manager, the Selling Stockholders and the several Underwriters in accordance with its terms.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

CRYSTAL RIVER CAPITAL, INC.

By:

Name:
Title:

HYPERION BROOKFIELD CRYSTAL RIVER CAPITAL ADVISORS, LLC

By:

Name:
Title:

SELLING STOCKHOLDERS LISTED ON SCHEDULE II

By

Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC. WACHOVIA CAPITAL MARKETS, LLC

As Representatives of the several Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By

Name:
Title:

By

Name:
Title:

By:	Wachovia Capital Markets, LLC

By

Name:
Title:

SCHEDULE I
Schedule of Underwriters

Number of Firm Shares
Underwriter	to be Purchased

Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
UBS Securities LLC
A.G. Edwards & Sons, Inc.
RBC Capital Markets Corporation

Total	9,100,000

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